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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-69526 of Ameripath, Inc. on Form S-3 of our report dated March 29, 2001, appearing in the Annual Report on Form 10-K of Ameripath, Inc. for the year ended December 31, 2000 and in the Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2000, and to the use of our report dated March 29, 2001, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

October 4, 2001